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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firms" in the Registration Statement (Form S-4) and related Prospectus of IASIS Healthcare LLC and IASIS Capital Corporation for the registration of $475,000,000 of debt securities and to the inclusion therein of our report dated November 10, 2004, with respect to the consolidated financial statements of IASIS Healthcare Corporation for the year ended September 30, 2003.

                                         /s/ Ernst & Young LLP

Nashville, Tennessee
July 12, 2004